FTAI Aviation Ltd. Reports First Quarter 2026 Results, Increases Dividend to $0.45 per Ordinary Share
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NEW YORK, April 29, 2026 (GLOBE NEWSWIRE) – FTAI Aviation Ltd. (NASDAQ: FTAI) (the “Company” or “FTAI”) today reported financial results for the first quarter 2026. The Company’s consolidated comparative financial statements and key performance measures are attached as an exhibit to this press release.

Financial Overview

(in thousands, except per share data)
Selected Financial Results	Q1’26
Net Income Attributable to Shareholders	$134,190
Basic Earnings per Ordinary Share	$1.31
Diluted Earnings per Ordinary Share	$1.29
Adjusted EBITDA (1)	$325,577

(1) For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
First Quarter 2026 Dividends
On April 28, 2026, the Company’s Board of Directors (the “Board”) declared a cash dividend on its ordinary shares of $0.45 per share for the quarter ended March 31, 2026, payable on May 26, 2026 to the holders of record on May 13, 2026.
Additionally, on April 28, 2026, the Board declared cash dividends on its Fixed-Rate Reset Series C Cumulative Perpetual Redeemable Preferred Shares (“Series C Preferred Shares”) and Fixed-Rate Reset Series D Cumulative Perpetual Redeemable Preferred Shares (“Series D Preferred Shares”) of $0.51563 and $0.59375 per share, respectively, for the quarter ended March 31, 2026, payable on June 15, 2026 to the holders of record on June 1, 2026.
Business Highlights
•Generated Aerospace Products Revenue of $743.8 million and Adjusted EBITDA of $222.6 million in Q1 2026, an increase of 104% and 70%, respectively, compared to Q1 2025.(1)
•Amended and extended existing revolving credit facility with the support of a 15 lender syndicate, increasing total commitments from $400 million to $2.025 billion and extending maturity to April 2031.
•Upsized SCI I warehouse financing facility from $2.5 billion to $3.5 billion to support the remaining deployment of the vehicle.
•Announced a strategic packaging and distribution joint venture with Jereh Group, a global leader in gas turbine mobile packaging, to support the planned 2027 production target of 100 Mod-1 CFM56 aeroderivative units.(2)
•Increased quarterly dividend for the third consecutive quarter, raising it from $0.40 to $0.45 per share, supported by continued strong free cash flow generation.
“FTAI delivered another quarter of strong execution across all three of our platforms, led by continued momentum in our core Aerospace Products offering and an expanding, increasingly diverse customer base,” said Joe Adams, Chairman and CEO. “End market demand remains robust, and our team executed well as we continue to scale the business. With a further strengthened balance sheet and significant capital available to deploy, we are well positioned to pursue attractive opportunities we see in the market to deliver sustained growth and long-term value creation for our shareholders in 2026 and beyond.”
(1)For definitions and reconciliations of non-GAAP measures, please refer to the exhibit to this press release.
(2)This is a forward-looking statement. Please see Cautionary Note Regarding Forward-Looking Statements below.

Additional Information
For additional information that management believes to be useful for investors, please refer to the presentation posted on the Investor Center section of the Company’s website, https://www.ftaiaviation.com/, and the Company’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q, when available on the Company’s website. Nothing on the Company’s website is included or incorporated by reference herein.
Conference Call
In addition, management will host a conference call on Thursday, April 30, 2026 at 8:00 A.M. Eastern Time. The conference call may be accessed by registering via the following link https://register-conf.media-server.com/register/BI473c73de9b164133be498d6715eae345. Once registered, participants will receive a dial-in and unique pin to access the call.
A simultaneous webcast of the conference call will be available to the public on a listen-only basis at https://www.ftaiaviation.com/. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast.
A replay of the conference call will be available after 11:30 A.M. on Thursday, April 30, 2026 through 11:30 A.M. on Thursday, May 7, 2026 on https://ir.ftaiaviation.com/news-events/presentations/.
The information contained on, or accessible through, any websites included in this press release is not incorporated by reference into, and should not be considered a part of, this press release.
About FTAI Aviation Ltd.
FTAI combines advanced turbine technology and asset ownership to power the world’s most essential markets. Additional information is available at https://www.ftaiaviation.com/.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, whether SCI I will be able to complete deployment of capital, FTAI Power remaining on track to deliver FTAI Mod-1 and meet planned production of 100 units on time or at all, and the ability to create sustained growth and long-term value creation for our shareholders in 2026 and beyond. These statements are based on management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the Company’s control. The Company can give no assurance that its expectations will be attained and such differences may be material. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available on the Company’s website (www.ftaiaviation.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or change in events, conditions, or circumstances on which any statement is based. This release shall not constitute an offer to sell or the solicitation of an offer to buy any securities.

For further information, please contact: Alan Andreini Investor Relations FTAI Aviation Ltd. (646) 734-9414 aandreini@ftaiaviation.com	Media: Tim Lynch / Aaron Palash / Kelly Sullivan Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

Exhibit - Financial Statements
FTAI AVIATION LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollar amounts in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Revenues
Aerospace products revenue	$522,585	$264,425
MRE Contract revenue	221,230	100,638
Lease income	39,892	68,440
Maintenance revenue	30,599	49,607
Asset sales revenue	10,184	18,939
Other revenue (1)	6,207	31
Total revenues	830,697	502,080

Expenses
Cost of sales	524,268	248,714
Operating expenses	64,987	32,438
General and administrative	2,413	3,116
Acquisition and transaction expenses	16,361	7,292
Depreciation and amortization	52,289	59,562
Total expenses	660,318	351,122

Other (expense) income
Interest expense	(61,407)	(62,040)
Equity in losses of unconsolidated entities (2)	(2,363)	(7,614)
Gain on sale to the 2025 Partnership	15,168	10,870
Other income	47,582	33,071
Total other expense	(1,020)	(25,713)
Income before income taxes	169,359	125,245
Provision for income taxes	31,460	22,859
Net income	137,899	102,386
Less: Dividends on preferred shares	3,709	6,115
Less: Loss on redemption of preferred shares	—	6,327
Net income attributable to shareholders	$134,190	$89,944

Earnings per share:
Basic	$1.31	$0.88
Diluted	$1.29	$0.87

Weighted average shares outstanding:
Basic	102,575,500	102,552,436
Diluted	104,255,902	103,159,051
(1)Includes servicing fees of $5,861 and $0 for the three months ended March 31, 2026 and 2025, respectively, from the 2025 Partnership.
(2)Includes the profit elimination of $(10,000) and $(6,950) for the three months ended March 31, 2026 and 2025, respectively, for sales to the 2025 Partnership.

FTAI AVIATION LTD.
CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share and per share data)

	(Unaudited)
	March 31, 2026	December 31, 2025
Assets
Current Assets
Cash and cash equivalents	$412,240	$300,476
Accounts receivable, net (1)	176,873	209,907
Inventory, net	1,364,256	1,193,773
Assets held for sale	75,703	—
Other current assets (2)	561,202	408,364
Total current assets	2,590,274	2,112,520
Leasing equipment, net	1,248,793	1,545,804
Property, plant, and equipment, net	122,136	120,068
Investments	313,039	314,156
Intangible assets, net	12,872	19,929
Goodwill	94,221	94,221
Other non-current assets	147,576	167,060
Total assets	$4,528,911	$4,373,758

Liabilities
Current Liabilities
Accounts payable	$203,751	$208,224
Accrued liabilities	136,503	90,009
Current maintenance deposits	21,546	25,439
Current security deposits	12,354	14,001
Liabilities held for sale	23,420	—
Other current liabilities	96,774	62,202
Total current liabilities	494,348	399,875
Long-term debt, net	3,451,087	3,448,891
Non-current maintenance deposits	21,764	46,237
Non-current security deposits	9,003	15,211
Other non-current liabilities	121,033	129,370
Total liabilities	$4,097,235	$4,039,584

Commitments and contingencies

Equity
Ordinary shares ($0.01 par value per share; 2,000,000,000 shares authorized; 102,580,660 and 102,573,283 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	$1,026	$1,026
Preferred shares ($0.01 par value per share; 200,000,000 shares authorized; 6,800,000 and 6,800,000 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively)	68	68
Additional paid in capital	54,911	50,567
Retained earnings	375,671	282,513
Shareholders' equity	431,676	334,174
Total liabilities and equity	$4,528,911	$4,373,758
(1)Includes accounts receivable from the 2025 Partnership of $35,422 and $47,294 as of March 31, 2026 and December 31, 2025, respectively.
(2)Includes receivables from the 2025 Partnership of $18,908 and $20,681 as of March 31, 2026 and December 31, 2025, respectively.

Key Performance Measures
In addition to net income (loss), the Chief Operating Decision Maker (“CODM”), who is the Company’s Chief Executive Officer, utilizes Adjusted EBITDA as a key performance measure. Adjusted EBITDA is not a financial measure in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). This performance measure provides the CODM with the information necessary to assess operational performance and make resource and allocation decisions. We believe Adjusted EBITDA is a useful metric for investors and analysts for similar purposes of assessing our operational performance.
Adjusted EBITDA is defined as net income (loss) attributable to shareholders, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and preferred shares and capital lease obligations, asset impairment charges, incentive allocations, depreciation and amortization expense, interest expense and dividends on preferred shares, internalization fee to affiliate, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities, if any.
Reconciliations of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures are not included in this press release because the most directly comparable GAAP financial measures are not available on a forward-looking basis without unreasonable effort.
The following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,		Change
(in thousands)	2026	2025
Net income attributable to shareholders	$134,190	$89,944	$44,246
Add: Provision for income taxes	31,460	22,859	8,601
Add: Equity-based compensation expense	6,347	4,889	1,458
Add: Acquisition and transaction expenses	16,361	7,292	9,069
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	6,327	(6,327)
Add: Asset impairment charges	—	—	—
Add: Incentive allocations	—	—	—
Add: Depreciation and amortization expense (1)	59,513	68,387	(8,874)
Add: Interest expense and dividends on preferred shares	65,116	68,155	(3,039)
Add: Internalization fee to affiliate	—	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	20,227	41	20,186
Less: Equity in (earnings) losses of unconsolidated entities (3)	(7,637)	664	(8,301)
Adjusted EBITDA (non-GAAP)	$325,577	$268,558	$57,019
(1)Includes the following items for the three months ended March 31, 2026 and 2025: (i) depreciation and amortization expense of $52,289 and $59,562, (ii) lease intangible amortization of $337 and $3,206, and (iii) amortization for lease incentives of $6,887 and $5,619, respectively.
(2)Includes the following items for the three months ended March 31, 2026 and 2025: (i) net income of $7,637 and net loss of $664, (ii) interest expense of $3,496 and $0, (iii) depreciation and amortization expense of $9,067 and $158, (iv) acquisition and transaction expenses of $0 and $547, and (v) tax expense of $27 and $0, respectively.
(3)Excludes the profit elimination of $10,000 and $6,950 for the three months ended March 31, 2026 and 2025, respectively, for sales to the 2025 Partnership.

In addition, the following table sets forth a reconciliation of net income attributable to shareholders to Adjusted EBITDA for Aerospace Products for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,		Change
(in thousands)	2026	2025
Net income attributable to shareholders	$183,735	$106,643	$77,092
Add: Provision for income taxes	33,697	19,375	14,322
Add: Equity-based compensation expense	27	155	(128)
Add: Acquisition and transaction expenses	(15)	1,132	(1,147)
Add: Losses on the modification or extinguishment of debt and preferred shares and capital lease obligations	—	—	—
Add: Asset impairment charges	—	—	—
Add: Incentive allocations	—	—	—
Add: Depreciation and amortization expense	4,678	3,584	1,094
Add: Interest expense and dividends on preferred shares	—	—	—
Add: Internalization fee to affiliate	—	—	—
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (1)	414	169	245
Less: Equity in losses (earnings) of unconsolidated entities	40	(113)	153
Adjusted EBITDA (non-GAAP)	$222,576	$130,945	$91,631
(1)Includes the following items for the three months ended March 31, 2026 and 2025: (i) net loss of $40 and net income of $113, (ii) depreciation and amortization expense of $427 and $56, and (iii) tax expense of $27 and $0, respectively.